UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-46860 Under The Securities Act of 1933

PEOPLES BANCORP OF NORTH CAROLINA, INC. (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-2132396 (I.R.S. employer identification no.)

518 West C Street Newton, North Carolina 28658 (Address of Principal Executive Offices)	28658 (Zip Code)

PEOPLES BANCORP OF NORTH CAROLINA, INC. OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN
(Full title of the plans)

Lance A. Sellers President and Chief Executive Officer 518 West C Street Newton, North Carolina 28658
(Name and address of agent for service) (828) 464-5620 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.        ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to Registration Statement on Form S-8 (File No. 333-46860) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission on September 28, 2000, relating to the Peoples Bancorp of North Carolina, Inc. Omnibus Stock Ownership and Long Term Incentive Plan (the “Equity Plan”).

The Equity Plan has terminated in accordance with its terms and no further awards will be made thereunder. Accordingly, the offering of shares pursuant to the Equity Plan has terminated.

The Registrant is filing this Post-Effective Amendment to report that all shares of Common Stock that were registered under the Prior Registration Statement have been sold and that no further shares of Common Stock will be issued under the Equity Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of North Carolina, on this 21st day of May, 2021.

PEOPLES BANCORP OF NORTH CAROLINA, INC. (Registrant) By: /s/ Lance A. Sellers Lance A. Sellers President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Lance A. Sellers	President and Chief Executive Officer	May 21, 2021
(Principal Executive Officer)

/s/ James S. Abernethy	Director	May 21, 2021

/s/ Robert C. Abernethy	Chairman of the Board and Director	May 21, 2021

/s/ Douglas S. Howard	Director	May 21, 2021

/s/ Jeffrey N. Hooper	Executive Vice President and Chief	May 21, 2021
Financial Officer (Principal Financial
and Principal Accounting Officer)

/s/ John W. Lineberger, Jr.	Director	May 21, 2021

/s/ Gary E. Matthews	Director	May 21, 2021

/s/ Billy L. Price, Jr., M.D.	Director	May 21, 2021

/s/ Larry E. Robinson	Director	May 21, 2021

/s/ William Gregory Terry	Director	May 21, 2021

/s/ Dan Ray Timmerman, Sr.	Director	May 21, 2021

/s/ Benjamin I. Zachary	Director	May 21, 2021